Exhibit 99.1

EXL REPORTS 2023 FIRST QUARTER RESULTS

2023 First Quarter Revenue of $400.6 Million, up 21.7% year-over-year
Q1 Diluted EPS (GAAP) of $1.51, up 41.1% from $1.07 in Q1 of 2022
Q1 Adjusted Diluted EPS (Non-GAAP) (1) of $1.74, up 22.5% from $1.42 in Q1 of 2022

New York - April 27, 2023 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter ended March 31, 2023.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “We continued our strong momentum into the first quarter, with revenue growth of 21.7% and adjusted diluted EPS growth of 22.5%. Our data-led strategy has expanded our total addressable market and generated a sustainable competitive advantage for EXL. The consistent execution of this strategy continues to fuel growth across our data analytics and digital operations and solutions businesses.”

Maurizio Nicolelli, Chief Financial Officer, said, “While we remain cautious on the macro-economic environment, we are increasing our revenue guidance for the full year 2023 based on our strong momentum in the first quarter and current visibility for the remainder of the year. We now expect revenue to be in the range of $1.595 billion to $1.620 billion, up from our prior guidance of $1.560 billion to $1.600 billion. This represents 13% to 15% year-over-year growth on both a reported and constant currency basis. We are also increasing our adjusted diluted earnings per share guidance for 2023 to $6.75 to $6.90, from $6.60 to $6.80, representing growth of 12% to 15% over the prior year.”

______________________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: First Quarter 2023

•Revenue for the quarter ended March 31, 2023 increased to $400.6 million compared to $329.2 million for the first quarter of 2022, an increase of 21.7% on a reported basis and 23.0% on a constant currency basis. Revenue increased by 6.9% sequentially on a reported basis and 6.6% on a constant currency basis from the fourth quarter of 2022.

	Revenue		Gross Margin
	Three months ended		Three months ended
Reportable Segments	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
	(dollars in millions)
Insurance	$125.9	$103.3	34.6%	37.0%
Healthcare	26.7	26.2	29.6%	32.5%
Emerging Business	66.2	50.7	45.6%	42.4%
Analytics	181.8	149.0	37.1%	35.9%
Total Revenue, net	$400.6	$329.2	37.2%	37.0%

•Operating income margin for the quarter ended March 31, 2023 was 14.8%, compared to 13.4% for the first quarter of 2022 and 13.6% for the fourth quarter of 2022. Adjusted operating income margin for the quarter ended March 31, 2023 was 19.4% compared to 18.2% for the first quarter of 2022 and 18.0% for the fourth quarter of 2022.

•Diluted earnings per share for the quarter ended March 31, 2023 was $1.51 compared to $1.07 for the first quarter of 2022 and $0.94 for the fourth quarter of 2022. Adjusted diluted earnings per share for the quarter ended March 31, 2023 was $1.74 compared to $1.42 for the first quarter of 2022 and $1.56 for the fourth quarter of 2022.

Business Highlights: First Quarter 2023

•Won 16 new clients in the first quarter of 2023, with 12 in our digital operations and solutions business and 4 in analytics.
•Included in Barron’s Top 100 Sustainable Companies list for the second consecutive year.
•Earned gold medal rating for sustainability efforts by EcoVadis.
•Elevated Anand “Andy” Logani as Chief Digital Officer, with responsibility for EXL’s digital business leveraging data analytics, AI and cloud.
•Recognized as a Leader in Everest Group’s 2023 Advanced Analytics and Insights Services PEAK Matrix® Assessment.
•Recognized as a Leader in Payer Digital Transformation Services in ISG Provider Lens™ Healthcare Digital Services.

2023 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 82.5, U.K. pound sterling to U.S. dollar exchange rate of 1.23, U.S. dollar to the Philippine peso exchange rate of 56.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2023:

•Revenue of $1.595 billion to $1.620 billion, representing an increase of 13% to 15% on both a reported and constant currency basis from 2022.

•Adjusted diluted earnings per share of $6.75 to $6.90, representing an increase of 12% to 15% from 2022.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, April 27, 2023 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 47,000 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended March 31,
	2023	2022
Revenues, net	$400,643	$329,208
Cost of revenues(1)	251,469	207,516
Gross profit(1)	149,174	121,692
Operating expenses:
General and administrative expenses	46,746	39,945
Selling and marketing expenses	29,493	24,170
Depreciation and amortization expense	13,487	13,602
Total operating expenses	89,726	77,717
Income from operations	59,448	43,975
Foreign exchange gain, net	105	1,756
Interest expense	(3,385)	(876)
Other income, net	3,155	2,411
Income before income tax expense and earnings from equity affiliates	59,323	47,266
Income tax expense	8,058	11,202
Income before earnings from equity affiliates	51,265	36,064
Gain from equity-method investment	66	114
Net income attributable to ExlService Holdings, Inc. stockholders	$51,331	$36,178
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$1.54	$1.08
Diluted	$1.51	$1.07
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	33,439,564	33,442,038
Diluted	33,931,480	33,894,868
(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	March 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$87,298	$118,669
Short-term investments	116,479	179,027
Restricted cash	5,598	4,897
Accounts receivable, net	290,512	259,222
Other current assets	66,340	50,979
Total current assets	566,227	612,794
Property and equipment, net	86,652	82,828
Operating lease right-of-use assets	52,782	55,347
Restricted cash	2,069	2,055
Deferred tax assets, net	62,252	55,791
Intangible assets, net	60,681	64,819
Goodwill	405,824	405,637
Long-term investments	35,559	34,779
Other assets	36,525	32,069
Total assets	$1,308,571	$1,346,119
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,384	$7,789
Current portion of long-term borrowings	40,000	30,000
Deferred revenue	21,525	18,782
Accrued employee costs	49,955	108,100
Accrued expenses and other current liabilities	133,400	95,352
Current portion of operating lease liabilities	14,095	14,978
Income taxes payable, net	18,545	2,945
Total current liabilities	280,904	277,946
Long-term borrowings, less current portion	160,000	220,000
Operating lease liabilities, less current portion	45,655	48,155
Deferred tax liabilities, net	493	547
Other non-current liabilities	26,297	41,292
Total liabilities	513,349	587,940
Commitments and contingencies
ExlService Holdings, Inc. Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized, 40,334,368 shares issued and 33,321,455 shares outstanding as of March 31, 2023 and 39,987,976 shares issued and 33,234,444 shares outstanding as of December 31, 2022	40	40
Additional paid-in capital	460,527	445,108
Retained earnings	950,436	899,105
Accumulated other comprehensive loss	(131,487)	(144,143)
Total including shares held in treasury	1,279,516	1,200,110
Less: 7,012,913 shares as of March 31, 2023 and 6,753,532 shares as of December 31, 2022, held in treasury, at cost	(484,294)	(441,931)
Total Stockholders’ equity	795,222	758,179
Total liabilities and stockholders’ equity	$1,308,571	$1,346,119

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on an organic constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for litigation settlement, impairment charges on acquired long-lived and intangible assets including goodwill, effects of termination of leases, certain defined social security contributions, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on an organic constant currency basis reflects a comparison of current period results translated at the prior period currency rates and exclude the impact from an acquisition for a twelve-month period from the date of the acquisition. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the U.S. dollar against the Indian rupee increased from 75.25 during the quarter ended March 31, 2022 to 82.25 during the quarter ended March 31, 2023, representing a depreciation of 9.3% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso increased from 51.32 during the quarter ended March 31, 2022 to 54.78 during the quarter ended March 31, 2023, representing a depreciation of 6.7% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar decreased from 1.33 during the quarter ended March 31, 2022 to 1.23 during the quarter ended March 31, 2023, representing a depreciation of 7.9% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended March 31, 2023 and March 31, 2022, and the three months ended December 31, 2022:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	March 31,		December 31,
	2023	2022	2022
Net Income (GAAP)	$51,331	$36,178	$31,849
add: Income tax expense	8,058	11,202	12,791
add/(subtract): Foreign exchange gain/(loss), interest expense, effects of equity-method investment and other income/(loss), net	59	(3,405)	6,355
Income from operations (GAAP)	$59,448	$43,975	$50,995
add: Stock-based compensation expense	14,407	11,224	12,616
add: Amortization of acquisition-related intangibles	4,149	4,486	4,234
add/(subtract): Other expenses/(benefits) (a)	(89)	134	(560)
Adjusted operating income (Non-GAAP)	$77,915	$59,819	$67,285
Adjusted operating income margin as a % of Revenue (Non-GAAP)	19.4%	18.2%	18.0%
add: Depreciation on long-lived assets	8,589	9,116	9,687
Adjusted EBITDA (Non-GAAP)	$86,504	$68,935	$76,972
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.6%	20.9%	20.5%

(a) To exclude effects of lease termination of $89 and $nil during the three months ended March 31, 2023 and 2022 respectively, and $560 during the three months ended December 31, 2022, and to exclude acquisition-related expenses of $134 for the acquisition of Clairvoyant AI, Inc. (“Clairvoyant”) during the three months ended March 31, 2022.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	March 31,		December 31,
	2023	2022	2022
Net income (GAAP)	$51,331	$36,178	$31,849
add: Stock-based compensation expense	14,407	11,224	12,616
add: Amortization of acquisition-related intangibles	4,149	4,486	4,234
add: Effects of changes in fair value of contingent consideration	—	—	7,500
add/(subtract): Other expenses/(benefits) (a)	(89)	134	(560)
subtract: Tax impact on stock-based compensation expense (b)	(9,830)	(2,806)	(930)
subtract: Tax impact on amortization of acquisition-related intangibles	(1,023)	(1,052)	(1,134)
add: Tax impact on other benefits	22	—	141
subtract: Effect of non-recurring tax benefits (c)	—	—	(1,079)
Adjusted net income (Non-GAAP)	$58,967	$48,164	$52,637
Adjusted diluted earnings per share (Non-GAAP)	$1.74	$1.42	$1.56

(a) To exclude effects of lease termination of $89 and $nil during the three months ended March 31, 2023 and 2022 respectively, and $560 during the three months ended December 31, 2022, and to exclude acquisition-related expenses of $134 for the acquisition of Clairvoyant during the three months ended March 31, 2022.

(b) Tax impact includes $12,520 and $3,610 during the three months ended March 31, 2023 and 2022 respectively, and $2,349 during the three months ended December 31, 2022, related to discrete benefits recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

(c) To exclude other tax expense/(benefits) related to certain deferred tax assets and liabilities.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Senior Manager, Media Relations
+1 703 598 0980
media.relations@exlservice.com

Media - UK, Europe, and APAC
Anna Price
First Light Group
+44 202 617 7240
exlteam@firstlightgroup.io

Media - India
Shailendra Singh
Vice President Corporate Communications
+91 9810476075
shailendra.singh@exlservice.com